Exhibit 10.5

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT.

CALLABLE SECURED NOTE

Lake Mary, Florida
August 16, 2007	$500,000

FOR VALUE RECEIVED, LEXTRA MANAGEMENT GROUP, INC., a Delaware corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of Air Brook Airport Express, Inc., a Delaware corporation, or registered assigns (the “Holder”) the sum of $500,000, on August 16, 2010 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) (the “Interest Rate”) per annum from August 16, 2007 (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable quarterly. All payments due hereunder shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof. The obligations of the Borrower under this Note shall be secured by that certain Security Agreement and Intellectual Property Security Agreement, each dated August 16, 2007, by and between the Borrower and the Holder.

The following terms shall apply to this Note:

ARTICLE I. CERTAIN COVENANTS

1.1              Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

1.2              Restriction on Stock Repurchases. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

1.3              Borrowings. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or (c) borrowings, the proceeds of which shall be used to repay this Note.

1.4              Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

1.5             Advances and Loans. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of $50,000.

1.6             Contingent Liabilities. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, which shall not be unreasonably withheld, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, and (b) similar transactions in the ordinary course of business.

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ARTICLE II. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

2.1             Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise;

2.2              Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note, and such breach continues for a period of 10 days after written notice thereof to the Borrower from the Holder;

2.3              Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note;

2.4              Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

2.5              Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of 20 days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld; or

2.6              Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

ARTICLE III. MISCELLANEOUS

3.1             Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.2              Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include

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telephone line facsimile transmission) or sent by courier or three days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be 801 International Parkway, 5th floor, Lake Mary, FL 32746. Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

3.3             Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.4             Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

3.5             Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

3.6             Governing Law. THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS NOTE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS NOTE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

3.7              Denominations. At the request of the Holder, upon surrender of this Note, the Borrower shall promptly issue new Notes in the aggregate outstanding principal

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amount hereof, in the form hereof, in such denominations of at least $50,000 as the Holder shall request.

3.8              Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE IV. CALL OPTION

4.1             Call Option. Notwithstanding anything to the contrary contained in this Article IV, so long as no Event of Default shall have occurred and be continuing, the Borrower shall have the right, exercisable on not less than three days prior written notice to the Holder (which notice may not be sent to the Holder until the Borrower is permitted to prepay the Note pursuant to this Section 4.1), to prepay the outstanding amount of this Note in accordance with this Section 4.1. Any notice of prepayment hereunder (an “Optional Prepayment”) shall be delivered to the Holder at its registered address appearing on the books and records of the Borrower and shall state (1) that the Borrower is exercising its right to prepay the Note issued on the Issue Date and (2) the date of prepayment (the “Optional Prepayment Notice”). On the date fixed for prepayment (the “Optional Prepayment Date”), the Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one business day prior to the Optional Prepayment Date. If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash (the “Optional Prepayment Amount”) equal to either (i) 120% (for prepayments occurring within 30 days of the Issue Date), (ii) 130% for prepayments occurring between 31 and 60 days of the Issue Date, or (iii) 140% (for prepayments occurring after the 60th day following the Issue Date), multiplied by the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x). If the Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to the Holder within two business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to redeem the Note pursuant to this Section 4.1. Should Holder forgive the repayment of this Note, in connection with a sale of Borrower’s assets to Holder or otherwise, no prepayment penalty will be due.

4.2          Partial Call Option. Notwithstanding anything to the contrary contained in this Article IV, so long as no Event of Default shall have occurred and be continuing, the Borrower may, at its option, prepay a portion of the outstanding principal amount of the Note equal to 104% of the principal amount hereof divided by 36 plus one month’s interest.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this 16th day of August, 2007.

LEXTRA MANAGEMENT GROUP, INC.,

a Delaware corporation

By: ________________________________

R. Thomas Kidd

Chief Executive Officer

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